                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 15, 2000, accompanying the financial statements of Mirenco, Inc. contained in the Registration Statement and Prospectus filed on October 11, 2000. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Kansas City, Missouri
October 11, 2000